SCP PLANTELIN
NOTAIRES ASSOCIES
96, avenue Maréchal Foch
78100 ST GERMAIN-en-LAYE
Tél. 01.39.04.00.00

L'AN DEUX MILLE HUIT
LE TRENTE DÉCEMBRE

Maître Sylvain PLANTELIN, Notaire associé de la Société Civile Professionnelle "Sylviane HAGUENAUER-PLANTELIN, Sylvain PLANTELIN et François PLANTELIN, notaires associés" titulaire d'un Office Notarial sis à SAINT GERMAIN EN LAYE (Yvelines) 96 avenue du Maréchal Foch, soussigné,

A reçu le présent acte authentique contenant **BAIL COMMERCIAL**, à la requête des personnes ci-après nommées :

IDENTIFICATION DES PARTIES

BAILLEUR

La société dénommée **BUROBOUTIC,** société civile de placement immobilier, au capital de 110 100 000,00 Euros, dont le siège social est à COURBEVOIE (92400), 41 rue du Capitaine Guynemer, identifiée sous le numéro SIREN 339 967 473 et immatriculée au Registre du Commerce et des Sociétés de la ville de NANTERRE.

Ci-après dénommé "Le BAILLEUR",

ET

La société dénommée **TECHNIQUES APPLIQUEES AUX ARTS GRAPHIQUES TAAG**, société par actions simplifiée, au capital de 89 000,00 Euros, dont le siège social est à GRIGNY (91350), 3 rue Olympe de Gouges ZAC des Radars, identifiée sous le numéro SIREN 431289156 et immatriculée au Registre du Commerce et des Sociétés de la ville d'EVRY.

Représentée par Monsieur Mario VENDEMIATI, Président Directeur Général, demeurant 102 route de Melun 91250 SAINTRY SUR SEINE et Monsieur Patrice CHAMBIN, Directeur Général, demeurant 28 allée de Chenaie 77310 SAINT FARGEAU

Ci-après dénommé "Le LOCATAIRE".

CAUTION

La Société dénommée **FIMMOTAAG**, SARL, au capital de 16.000 € inscrite au Registre du Commerce et des Sociétés d'EVRY, sous le numéro 430 108 050, ayant son siège social au 3 rue Olympe de Gouges – ZAC des Radars - 91350 GRIGNY

Représentée par Messieurs Mario VENDEMIATI demeurant à
et Patrice CHAMBIN, demeurant à

co-gérants,

ci-après désigné(e)(s) : « La Caution »,

IL EST PREALABLEMENT EXPOSE CE QUI SUIT :

Par acte reçu ce jour par Maître **PLANTELIN**, Notaire Soussigné avec la participation de Maître Corinne **DAUDE,** Notaire à CORBEIL-ESSONNES (Essones) 5 rue Féray, la Société BUROBOUTIC a acquis les biens objet des présentes de la Société FIMMOTAAG, étant précisé que :

la Société FIMMOTAAG a fait construire, sur un terrain de 3.575 m² lui appartenant, cadastré section AT n° 110, l'immeuble ci-après désigné au chapitre II – 1 (permis de construire n° PC9128699C1021 délivré par la Mairie de Grigny le 5 avril 2005 – déclaration d'achèvement en date du 20 juillet 2000 – certificat de conformité en date du 5 avril 2005),

la Société TAAG, filiale de la Société FIMMOTAAG, occupe ledit immeuble depuis sa construction

CECI EXPOSE, IL EST CONVENU ET STIPULE CE QUI SUIT :

CHAPITRE I : CONDITIONS GENERALES

ARTICLE 1 - DESIGNATION DES LIEUX

Le Bailleur donne par les présentes à Bail au Preneur qui l'accepte, les biens ci-après désignés, au chapitre II-1 des présentes,

à l'exclusion de tous autres locaux.

Ainsi que lesdits biens s'entendent, se poursuivent et comportent sans aucune exception ni réserve et sans qu'il soit besoin d'en faire une plus ample désignation, le Preneur déclarant les connaître parfaitement pour les avoir vus et visités.

Il est précisé que toute différence entre les surfaces réelles et celles figurant au présent Bail et annexe, ne sauraient justifier réduction ou augmentation de loyer.

Les parties conviennent expressément de ne pas établir d'état d'entrée dans les lieux. Il est en effet rappelé que le Preneur occupe l'immeuble depuis sa construction et, qu'à ce titre, les locaux sont considérés comme étant livrés en bon état d'entretien et de réparations.

ARTICLE 2 - TEXTES APPLICABLES

Le présent bail est soumis au statut des baux commerciaux, tel qu'il était régi par le décret n° 53-960 du 30 septembre 1953, aujourd'hui incorporé au nouveau Code de Commerce (à l'exception de l'article 33), sous les articles L.145-1 à L.145-60, R.145-1 à R.145-11 et R.145-20 à R.145-33.

ARTICLE 3 - DESTINATION DES LIEUX

Les lieux loués devront servir exclusivement à usage d'ateliers et de bureaux pour l'exercice de l'activité définie au chapitre II-4 des présentes, à l'exclusion de toute autre activité ou de toute autre utilisation des lieux.

Le Preneur ne pourra, sous aucun prétexte et même temporairement, changer la destination des lieux loués ni étendre ou modifier la nature de l'activité exercée, si ce n'est dans le cadre et le respect des dispositions réglementaires au titre de la déspécialisation, conformément aux articles L. 145-47 à L. 145-55 du Code de commerce.

Le Preneur déclare faire son affaire personnelle des autorisations qui seraient, le cas échéant nécessaires à l'exercice de son activité dans lesdits locaux. Il s'oblige, afin de se conformer à la réglementation le concernant, à exécuter à ses seuls frais, risques et périls, pendant toute la durée du Bail, tous travaux les concernant, le tout de manière à ce que le Bailleur ne soit jamais recherché, ni inquiété à ce sujet.

ARTICLE 4 - DUREE DE LOCATION

Le présent bail est consenti et accepté pour une durée de neuf années entières et consécutives qui commencera à courir à la date désignée au chapitre II – 3 des présentes pour se terminer neuf ans plus tard.

Il est expressément convenu que le Preneur ne pourra résilier le bail à aucune des périodes triennales des neuf années du bail, les Parties déclarant que cette clause d'irrévocabilité constitue une condition essentielle et déterminante sans laquelle elles n'auraient pas conclu.

A défaut de congé en fin de bail, celui-ci se poursuivra conformément aux dispositions de l'article L.145-9 du Code de commerce, le Preneur ayant dans cette hypothèse la faculté de demander le renouvellement conformément aux dispositions de l'article L. 145-10 du Code de commerce et le Bailleur la faculté de donner congé avec ou sans offre de renouvellement.

ARTICLE 5 - LOYER

Le présent Bail est consenti et accepté moyennant un loyer dont le montant est fixé ci-après au chapitre II- 6 des présentes.

Le loyer est payable d'avance et par trimestre civil, les 1er janvier, 1er avril, 1er juillet, 1er octobre de chaque année.

Le premier paiement interviendra au prorata temporis du trimestre en cours.

Le Bailleur déclarant opter pour l'application de la TVA, le Preneur s'engage à la verser lors du règlement du loyer le premier de chaque trimestre.

Pour faciliter le recouvrement par le Bailleur des loyers et de toutes les sommes que le Preneur pourra devoir au Bailleur aux termes du présent Bail, le Preneur s'engage irrévocablement, pour toute la durée du Bail à donner ordre à sa banque de prélever sur son compte bancaire, lors de leur échéance les sommes dues au Bailleur et d'en virer le montant au compte de ce dernier sur simple présentation des factures qui seront adressées en temps utile au Preneur qui prendra toutes dispositions pour que son compte soit suffisamment approvisionné aux dates d'échéance.

Il est bien entendu que toute interruption de ce mode de paiement serait considérée comme le non paiement d'un terme de loyer, et à cet effet, sanctionné comme tel.

Le Bailleur déclare avoir opté pour l'assujettissement des locaux loués à la TVA, ce qui est accepté par le Preneur qui acquittera en sus des loyers, et de toutes sommes qui lui seront facturées, la TVA au taux en vigueur à la date d'exigibilité, soit à la date de la prise d'effet du bail 19,60 %.

ARTICLE 6 - INDEXATION DU LOYER

Outre la révision dans les conditions légales, actuellement triennale, les Parties décident que le montant du loyer sera indexé annuellement en fonction de la variation de l'indice trimestriel du coût de la construction, base 100 au 4ème

trimestre 1953, publié par L'INSTITUT NATIONAL DE LA STATISTIQUE ET DES ETUDES ECONOMIQUES. (I.N.S.E.E.).

Le coefficient de référence pris en considération pour le calcul des loyers est celui précisé ci-après au chapitre II- 9 des présentes, la réactualisation étant effectuée à chaque date anniversaire du Bail .

Pour la première année, cet indice sera comparé à l'indice du même trimestre de l'année en cours. Pour les années ultérieures seront comparés l'indice retenu pour la réévaluation précédente et l'indice du même trimestre de l'année en cours.

L'indexation aura lieu chaque année automatiquement, sans aucune demande d'une Partie ou de l'autre.

Dans le cas où la variation de l'indice serait négative, le loyer de l'année précédente serait maintenu pour l'année à courir.

Dans le cas où l'indexation sur l'indice choisi deviendrait légalement et pratiquement inapplicable, les Parties conviendraient d'un nouvel indice ou d'un nouveau mode d'indexation, l'indexation étant considérée comme une condition essentielle du Bail sans laquelle il n'aurait pas été consenti. A défaut d'accord sur un tel indice, les Parties désigneraient un tiers expert qui déterminera l'indice retenu.

L'application de cette indexation ne pourra être éventuellement limitée que par des dispositions législatives ou réglementaires en réglementant l'usage.

Il est précisé que la présente clause constitue une indexation conventionnelle et ne se réfère pas à la révision triennale légale qui est de droit.

ARTICLE 7 - PENALITES / CLAUSE RESOLUTOIRE

1 - Pénalités

Il est expressément convenu entre les Parties que le paiement des loyers, charges, et toutes sommes dues au Bailleur en vertu du présent Bail, ne pourra être effectué qu'en bonnes espèces de monnaies ayant cours et aura lieu chez le Bailleur ou en tout autre endroit indiqué par lui. Le Bailleur pourra exiger que ce paiement soit effectué par prélèvement bancaire.

Il est précisé qu'en cas de non de paiement à échéance du loyer, ou de toute autre somme due en vertu du présent Bail et qui n'aurait pas été réglée dans les délais requis, le Bailleur percevra de plein droit, outre une majoration forfaitaire de dix (10) % du montant de la créance, un intérêt de retard calculé prorata

temporis au taux d'intérêt légal de la banque de France augmenté de deux points, et ce sans préjudice de l'application éventuelle de la clause résolutoire. De convention expresse cette pénalité s'appliquera de plein droit, sans qu'il y ait lieu de notifier une quelconque mise en demeure, par simple constat de la date effective de paiement.

Les frais de relance générés par les paiements retardés, seront répercutés au Preneur intégralement, en particulier ceux d'affranchissement postaux de lettres qui seront adressées en la forme « recommandée avec avis de réception », et ceux qui auraient été facturés au Bailleur au titre d'envoi de télégrammes, d'actes extrajudiciaires et autres frais de justice exposés pour le recouvrement des sommes dues, et d'une manière générale tous frais, honoraires motivés par les infractions du Preneur aux clauses et conditions du présent Bail.

2 - Clause résolutoire

A défaut de paiement à son échéance d'un seul terme de loyer, de charges, ou de prestations qui en constituent l'accessoire, ou d'exécution d'une seule des conditions du présent Bail, le Bail sera résilié de plein droit si bon semble au Bailleur, un mois après un simple commandement de payer ou une simple mise en demeure d'exécuter la condition en souffrance resté infructueux, contenant déclaration par le Bailleur de son intention d'user du bénéfice de la présente clause sans qu'il soit besoin de remplir aucune autre formalité judiciaire. Du jour de la résiliation de la location, le Bailleur rentrera immédiatement de plein droit dans la libre disposition des lieux loués.

De plus, le dépôt de garantie versé par le Preneur ainsi qu'il sera dit ci-après, demeurera acquis au Bailleur, à titre d'indemnité, sans préjudice de ses droits à tous dommages et intérêts.

Dans le cas où le Preneur se refuserait à évacuer les lieux loués, il suffirait pour l'y contraindre sans délai, d'une simple ordonnance de référé rendue par la juridiction compétente dans le ressort duquel se trouve le local loué qui serait exécutoire par provision nonobstant opposition ou appel. Toute offre de paiement ou d'exécution après l'expiration du délai ci-dessus sera réputée nulle et non avenue et ne pourra faire obstacle à la résiliation acquise au Bailleur.

A défaut par le Preneur d'évacuer les locaux, il sera redevable de plein droit au Bailleur jusqu'à la reprise de possession des lieux par ce dernier d'une indemnité d'occupation fixée forfaitairement dès à présent, par dérogation aux dispositions de l'article 1231 du Code Civil, pour chaque jour de retard à deux (2) % du montant du loyer annuel en principal en vigueur à la date de la dite résiliation, outre tous accessoires dudit loyer, sans préjudice de tous droits à dommages intérêts au profit du Bailleur.

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ARTICLE 8 - DEPOT DE GARANTIE / GARANTIE A PREMIERE DEMANDE

Pour sûreté et garantie de l'exécution des obligations de toutes natures résultant du présent Bail à la charge du Preneur, celui-ci remet, ce jour, à titre de dépôt de garantie, une somme correspondant à trois (3) mois de loyer hors taxes et hors charges.

Cette somme sera conservée par le Bailleur pendant toute la durée du Bail, sans intérêts pour le Preneur.

Cette somme sera restituée en fin de Bail au Preneur après justification du respect de toutes les clauses, charges et conditions du Bail, paiement de toutes les sommes dues au Bailleur au titre du présent Bail (loyers, charges, impôts notamment), et exécution des réparations à la charge du Preneur.

En aucun cas, le Preneur ne pourra imputer le montant du dépôt de garantie sur les loyers ou charges dus pour les derniers mois de jouissance.

En revanche, le Preneur s'oblige à le compléter s'il y a lieu, lors de toute révision du loyer et des charges dans la proportion de l'augmentation de ceux-ci, de manière à ce que le dépôt de garantie corresponde toujours à 3 mois de loyer hors taxes et hors charges.

En cas de cession ou d'apport du présent Bail dans les conditions susvisées, ou dans le cadre d'une procédure collective, le Bailleur pourra imputer sur le dépôt de garantie toutes les sommes éventuellement dues par le Preneur, et réclamer au cessionnaire, bénéficiaire de l'apport, ou Preneur la somme nécessaire pour qu'un nouveau dépôt de garantie représentant 3 mois du loyer hors taxes et hors charges en vigueur au moment de la cession soit reconstitué.

A titre de garantie complémentaire, le Preneur remettra une garantie à première demande comme indiqué au chapitre II article 11, pour un montant égal à dix huit (18) mois de loyer hors taxes et hors charges.

Cette garantie sera diminuée ou majorée lors de chaque réajustement de loyer, de façon à toujours correspondre à dix huit (18) mois de loyer hors taxes et hors charges.

Cette garantie restera valable pendant toute la durée du Bail, soit neuf (9) ans et comportera l'engagement du garant :

- de remettre au Bailleur, dans les limites de la garantie, toutes les sommes dues par le Preneur pour quelque cause que ce soit au titre du Bail et de ses suites,

- de renoncer au bénéfice de discussion et de division.

Toutefois, il est convenu que cette garantie sera renégociée entre les parties à la fin de la première et de la deuxième période triennale en fonction des capitaux propres du Preneur et des sociétés du groupe TAAG et selon les modalités précisées ci-après au chapitre II – 11 des présentes.

En cas de résiliation du présent Bail en dehors des échéances prévues à l'article " DUREE DU BAIL " et pour une cause quelconque non imputable au Bailleur, les sommes garanties seront acquises au Bailleur et deviendront immédiatement exigibles au titre de premiers dommages intérêts sans préjudice de tous autres.

ARTICLE 9 - SOUS-LOCATION / CESSION / APPORT EN SOCIETE

1 - Sous Location

Le Preneur s'interdit expressément d'accorder à un quelconque tiers, à titre gratuit ou onéreux, un contrat de sous location ou d'occupation précaire, sans solliciter au préalable l'agrément écrit du Bailleur.

Le refus éventuellement opposé par le Bailleur n'a pas à être motivé, le Preneur devant apporter la preuve d'un abus de droit.
L'agrément pourra être soumis à des conditions particulières.

Toutefois, le Bailleur autorise d'ores et déjà le Preneur à domicilier, à sous-louer et à consentir des conventions d'occupation dans les biens objet des présentes à une ou plusieurs sociétés appartenant ou qui appartiendront au même groupe que le Preneur au sens de l'article L.233-3 du Code de Commerce.

En cas de sous-location, le Preneur restera responsable solidairement avec le sous-locataire du paiement du loyer et des charges et accessoires ainsi que de l'exécution des clauses et conditions du présent bail. En conséquence, il s'engage à faire prendre par le sous-locataire dans l'acte de sous location un engagement solidaire envers le Bailleur tant pour le paiement du loyer, des charges et accessoires que pour l'exécution des clauses et conditions du bail.

La durée de la sous-location ne pourra excéder celle restant à courir du présent bail. Pendant la durée de la sous-location, le Preneur sera seul garant et responsable de l'exécution du présent contrat de bail.

Toute sous-location partielle devra préciser que l'ensemble des locaux, objet du bail principal, forme un tout indivisible dans la commune intention des parties.

Par dérogation expresse à l'article L. 145-32 du Code de Commerce, il est précisé qu'à l'expiration du bail principal, le Bailleur ne sera pas tenu au

renouvellement des contrats de sous-location partielle ou totale, le Preneur devant faire son affaire personnelle de l'éviction de tout sous-locataire, sauf renouvellement du bail du Preneur.

Cette clause devra être portée à la connaissance de tout sous-locataire à la diligence du Preneur et sous sa responsabilité préalablement à la signature de tout contrat de sous-location, le Preneur s'engageant à imposer le respect de cette clause à tout sous-locataire.

2 - Cession / Apport en société

Le Preneur ne pourra céder ou apporter son droit au présent Bail en tout ou en partie, et notamment à l'acquéreur de son fonds de commerce ou de son entreprise, qu'avec l'autorisation préalable et par écrit du Bailleur.

Cette stipulation s'applique à tous les cas de cession sous quelque forme que ce soit, y compris en cas de cession de tout ou partie des parts de la société titulaire du Bail, ou en cas d'apport du droit au Bail à toute société de quelque forme que ce soit, que cet apport soit fait à une société nouvelle ou à une société préexistante.

Aucun apport ou cession ne pourront être faits, s'il reste dû des sommes au titre des loyers et/ou des charges et/ou des impôts et/ou des frais divers dus au titre du présent Bail, par le Preneur.

Le Preneur demeurera garant, conjointement et solidairement du bénéficiaire du Bail à la suite de la cession ou de l'apport, pour le paiement des loyers et charges et de l'exécution des conditions du présent Bail, sans pouvoir opposer le bénéfice de la division et/ou de la discussion, laquelle obligation de garantie s'étendra à tous les bénéficiaires successifs du Bail à la suite des cessions ou apports.

De même, le ou les bénéficiaires successifs du Bail à la suite des cessions ou apports resteront garants conjointement et solidairement du cédant pour toute somme qui resterait due par celui-ci.

Le Preneur devra notifier au Bailleur par lettre recommandée avec accusé de réception, le projet d'acte de cession ou d'apport dans son intégralité, l'identité et les références du futur bénéficiaire du Bail à la suite de la cession ou de l'apport.

Le Preneur devra faire préciser dans l'acte de cession ou d'apport, l'engagement du cédant de rester solidaire avec le bénéficiaire du Bail à la suite de la cession ou de l'apport et tous les bénéficiaires successifs du Bail, du paiement des loyers et des charges et de l'exécution des clauses et conditions du présent Bail, le cédant et tous les bénéficiaires successifs du Bail à la suite des cessions ou apports devant toujours rester garants et répondants solidairement entre eux, envers le Bailleur du paiement exact du loyer et charges et de l'entière exécution

des clauses et conditions du présent Bail, dus pour le passé et pour l'avenir. En outre, le Preneur devra faire préciser dans l'acte de cession ou d'apport, que le Bailleur pourra ainsi agir directement contre le ou les bénéficiaires successifs du Bail à la suite des cessions ou apports, si bon lui semble, sans préjudice de son droit de poursuivre directement le Preneur.

En cas de cession ou apport consentis dans les conditions ci-dessus, le Bailleur devra être appelé au moins un mois à l'avance par lettre recommandée avec avis de réception, à intervenir à l'acte de cession ou d'apport, et il lui sera délivré une grosse ou un exemplaire original de l'acte sans aucun frais pour lui, dans le mois de la signature pour lui servir de titre exécutoire contre le bénéficiaire du Bail à la suite de la cession ou de l'apport, le tout à peine de nullité de la cession ou de l'apport à l'égard du Bailleur et de résiliation des présentes si bon lui semble et ce, indépendamment de la signification prescrite par l'article 1690 du Code Civil.

La cession ou l'apport devront être signifiés au Bailleur conformément à l'article 1690 du code civil.

Toute cession ou apport pourront avoir lieu par acte authentique ou sous seing privé.

Le Preneur devra faire prendre acte au bénéficiaire du Bail à la suite de la cession ou de l'apport, et faire préciser dans l'acte de cession ou d'apport, que le Bailleur pourra exiger si bon lui semble, la souscription à son profit d'un engagement solidaire et personnel ou d'un cautionnement solidaire et indivisible avec renonciation au bénéfice de discussion et de division ainsi qu'aux dispositions de l'article 2037 du code civil, pour le paiement des loyers et des charges et pour l'exécution des clauses et conditions du présent Bail.

En cas d'infraction à l'une quelconque des dispositions ci-dessus, les présentes pourront être résiliées immédiatement, sans préavis et sans préjudice du paiement de tous dommages et intérêts.

ARTICLE 10 - ASSURANCES / RECOURS

1 - Assurances

Le Preneur s'engage à faire assurer auprès d'une compagnie d'assurances notoirement solvable ayant son siège en EUROPE, pendant toute la durée du Bail :

les installations, embellissements et aménagements, objets mobiliers, matériel et marchandises les garnissant contre l'incendie, la foudre, toutes explosions, les dommages électriques, le bris de glace, les dégâts des eaux, la

tempête et la grêle, les catastrophes naturelles, les attentats, le vol, et plus généralement tous les risques de destructions assurables,

les risques locatifs,
le recours des voisins et des tiers,
sa responsabilité professionnelle,
ainsi que la responsabilité civile vis à vis des tiers.

Il s'engage à acquitter exactement les primes de cette assurance, et à justifier de tout temps au Bailleur à chaque réquisition de celui-ci, du règlement des primes d'assurance.

Le Preneur renonce à tout recours contre le Bailleur et ses assureurs pour quelque cause que ce soit, et s'engage à faire renoncer ses assureurs à tout recours contre le Bailleur et ses assureurs pour quelque cause que ce soit. Par conséquent, la police d'assurances du Preneur devra comporter mention de cette renonciation.

En outre, au cas où les lieux loués seraient détruits en partie ou en totalité par un incendie dont le Bailleur serait ou non responsable, le Preneur ne pourra, de convention expresse, réclamer aucune autre indemnité que celle qui sera allouée au Bailleur par sa Compagnie d'assurance, pour les dommages causés au Preneur.

Si l'activité exercée par le Preneur entraînait, soit pour le Bailleur, soit pour les colocataires, soit pour les voisins, des surprimes d'assurances, le Preneur sera tenu d'indemniser à la fois le Bailleur du montant de la surprime par lui payée, et, en outre, de le garantir contre les réclamations des autres locataires ou voisins, étant précisé que l'immeuble est garanti en catégorie "tous risques" et classé « risques simples ».

2 - Recours

Le Preneur renonce expressément à tous recours et actions quelconques contre le Bailleur du fait de la destruction partielle de ses matériels, meubles, objets et marchandises, du fait de la privation de jouissance des lieux, et même en cas de perte totale ou partielle de son fonds de commerce y compris les éléments incorporels attachés audit fonds.

Le Preneur renonce à tous recours contre le Bailleur et à toutes poursuites ou à toutes demandes de dommages et intérêts quant à leurs conséquences :

- en cas de vol, de tentative de vol, de cambriolage, ou tout autre acte délictueux commis par un tiers ou un colocataire dans les lieux loués ou les dépendances de l'immeuble,

- en cas de dégâts causés par des d'infiltrations d'eau ou l'humidité ou autres, ou l'obstruction des canalisations de vidange, et pour tous vices quelconques ou de défaut de la chose louée,

- dans le cas où l'eau, le gaz, ou l'électricité viendraient à manquer ou seraient insuffisantes aux besoins du Preneur. Il renonce notamment à tous recours contre le Bailleur en cas d'arrêt de fonctionnement des services collectifs dans l'immeuble (eau, gaz, électricité ou tout autre service analogue),

- dans le cas où il serait troublé dans la jouissance par le fait de ses voisins, de l'administration municipale, ou de tiers quelconques, pour n'importe quelle cause.

- dans le cas où des accidents surviendraient dans les lieux loués ou du fait des lieux pendant le cours du Bail, pour quelque cause que ce soit, à lui-même ou aux gens à son service ou à tous tiers,

Enfin, le Preneur devra faire son affaire personnelle, à ses risques, périls et frais, sans que le Bailleur puisse être inquiété ou recherché, de toutes réclamations faites par les autres occupants de l'immeuble, les voisins, les tiers, notamment pour bruits, odeurs, chaleurs ou trépidations, causés par lui ou par les appareils lui appartenant.

Dans le cas où à la suite d'un incendie, d'une explosion, qu'elle qu'en soit l'origine, d'un sinistre quelconque, les locaux donnés à Bail viendraient à être détruits, partiellement ou en totalité ou rendus inutilisables, la présente convention par dérogation aux dispositions de l'article 1722 du Code Civil, ne serait pas résiliée et continuerait à produire tous ses effets.

En conséquence, et sous réserve des autorisations administratives, le Bailleur s'engage à reconstruire ou, au sein de l'Assemblée des copropriétaires, à voter la reconstruction à neuf du bâtiment et à affecter à cette fin la totalité de l'indemnité qui lui serait versée par l'assureur.

Cette reconstruction devra être effectuée en surface développée équivalente dans le respect des règlements d'urbanisme en vigueur à l'aide de matériaux de qualité équivalente.

Pendant toute la durée de reconstruction des locaux totalement ou partiellement détruits, le Preneur acquittera régulièrement le montant de son loyer et charges, en principal et accessoires qu'il en existe. A cet effet, il devra justifier de la souscription d'une police d'assurances à une Compagnie notoirement solvable garantissant cette éventualité et déléguer au profit du Bailleur, le versement des loyers, jusqu'à sa réintégration dans les lieux.

Pour le cas, où en raison de causes étrangères au Bailleur et dans un délai de deux ans, la reconstruction à l'équivalent, s'avérerait impossible et même dans le cas où elle ne le serait que partiellement, le présent contrat de Bail se trouvera résilié sans indemnité pour le Preneur, l'entier bénéfice des indemnités d'assurances immobilières restant alors acquis au Bailleur.

ARTICLE 11 - OBLIGATIONS DU PRENEUR EN FIN DE BAIL

Le Preneur sera tenu d'effectuer avant sa sortie, toutes réparations à sa charge et rendra les lieux loués en bon état de réparations. Il devra en particulier veiller à enlever les enseignes, plaques et publicité qu'il aurait été éventuellement autorisé à installer.

Dans le cas où le Preneur refuserait de quitter les locaux loués à l'expiration du Bail quelle qu'en soit la cause, il pourrait y être contraint par simple ordonnance de référé rendue par la juridiction compétente dans le ressort duquel se trouve les locaux loués ; le Preneur sera débiteur de plein droit jusqu'à la reprise de possession des lieux par le Bailleur d'une indemnité d'occupation fixée forfaitairement dès à présent, par dérogation aux dispositions de l'article 1231 du Code Civil, pour chaque jour de retard à deux (2) % du montant du loyer annuel en principal en vigueur à la date de la dite résiliation, outre tous accessoires dudit loyer, sans préjudice de tous droits à dommages intérêts au profit du Bailleur.

Le Preneur rendra les clés des locaux loués au jour de la fin du Bail, ou au jour du déménagement si celui-ci a lieu plus tôt, et un état contradictoire des lieux sera dressé.

Si des réparations ou travaux s'avéraient nécessaires, le Preneur devra, dans les huit jours calendaires de la notification de devis établis par des entreprises agrées par le Bailleur, donner son accord sur lesdits devis.

Si le Preneur ne manifeste pas son intention dans le délai ci-dessus, les devis seront réputés agrées, et le Bailleur pourra les faire exécuter par des entreprises de son choix, en réclamant le montant au Preneur.

Si le Preneur manifeste son intention de les exécuter lui-même, il devra s'engager, à titre de condition essentielle et déterminante, à les faire exécuter par des entreprises qualifiées et agrées par le Bailleur.

Le Preneur restera redevable jusqu'au parfait achèvement de ces réparations ou travaux, d'une indemnité fixée forfaitairement dès à présent, par dérogation aux dispositions de l'article 1231 du Code Civil, pour chaque jour de vacance à deux (2) % du montant du loyer annuel en principal en cours, outre tous accessoires dudit loyer, sans préjudice de tous droits à dommages intérêts au profit du Bailleur.

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ARTICLE 12 - ENTRETIEN / REPARATIONS / TRAVAUX

Le Preneur prendra les lieux loués dans leur état au jour de l'entrée en jouissance, sans pouvoir exiger du Bailleur, ni alors ni pendant toute la durée des présentes, aucune réparation ni remise en état ni aucun travail, de quelque nature ou de quelque importance que ce soit, y compris ceux imposés par l'autorité administrative, et ce par dérogation expresse aux articles 1719, 1720 et 1721 du Code Civil ; ainsi, le Preneur s'engage notamment à faire son affaire personnelle de la réalisation d'éventuels travaux de remise en état quelle que soit leur nature.

Le Preneur s'engage à tenir les lieux loués de façon constante en parfait état de réparations locatives et d'entretien au sens des articles 1754 et 605 du Code Civil. Il prendra également en charge les grosses réparations à l'exception de celles visées à l'article 606 du Code Civil qui resteront à la charge du Bailleur.

En outre, il répondra de toute les détériorations survenant par suite d'abus de jouissance de son fait.

Le Preneur contractera obligatoirement, les contrats de maintenance afférents à la toiture ainsi qu'aux équipements existant dans les lieux loués nécessitant un entretien régulier tels que les ascenseurs, monte charges, sanitaires, portes et fenêtres, installations de chauffage et de climatisation, de sécurité, de protection incendie, de ventilation, de contrôles techniques, cette liste n'étant pas exhaustive. Il fera procéder en outre, chaque année, à la vérification des installations électriques et aux réparations ou mises en conformité qui s'avéreraient nécessaires.

Le Preneur supportera la charge de toutes les transformations ou améliorations nécessitées par l'exercice de son activité.

Il ne pourra toutefois changer l'aspect extérieur des lieux loués, ni faire dans les lieux loués aucun travaux autres que de réparation ou d'entretien, aucune installation nouvelle, aucune construction, aucun changement de distribution, ni surélévation, ni démolition, ni percement de murs, de cloisons, de poutres ou de planchers, ni installation de machinerie quelle que soit la source d'énergie, sans le consentement exprès et par écrit du Bailleur. Pour obtenir cette autorisation, le Preneur communiquera au Bailleur tous documents relatifs aux travaux ou installations projetés tels que plans, descriptifs des travaux et équipements prévus, notes techniques.

En cas d'autorisation, les travaux devront être exécutés aux frais, risques, et périls du Preneur, et auront lieu sous la surveillance de l'architecte du Bailleur dont les honoraires seront à la charge du Preneur.

En outre, ces travaux devront être conçus et réalisés dans le style général de l'immeuble et devront avoir reçu toutes autorisations de l'administration ou du

syndicat des copropriétaires en conformité avec la législation applicable ou le règlement de copropriété.

En cas de refus desdites autorisations pour quelque cause que ce soit, le Preneur ne pourra exercer aucun recours contre le Bailleur ou se dispenser du paiement du loyer et des charges.

Tous les travaux de transformation ou d'amélioration qui pourraient être autorisés, embellissements et décors quelconques, ainsi que toutes canalisations d'eau, de gaz et d'électricité et autres branchements, qui seraient faits par le Preneur, resteront en fin de Bail, de quelque manière et à quelque époque qu'elle arrive, la propriété du Bailleur, sans indemnité, et sans préjudice du droit qui est réservé audit Bailleur d'exiger la remise des lieux, en tout ou partie, dans l'état primitif, aux frais du Preneur.

Il est toutefois précisé, en tant que de besoin, que les équipements matériels et installations non fixés à demeure, et qui de ce fait ne peuvent être considérés comme immeuble par destination, resteront la propriété du Preneur et devront être enlevés par lui lors dès sa sortie, à charge pour lui de remettre les lieux en état, après cet enlèvement.

En cas de renouvellement de Bail, les constructions ou améliorations immobilières qui auraient été effectuées seront prises en compte pour le calcul du nouveau loyer par dérogation aux dispositions de l'article 23.3 alinéa 2 du décret du 30 Septembre 1953.

Le Preneur devra souffrir et laisser faire, sans pouvoir prétendre à aucune indemnité, ni diminution de loyer, tous travaux que le Bailleur jugerait nécessaire en cours de Bail, dans les lieux loués, quelles qu'en soient la nature et la durée, cette dernière excédât-elle quarante jours, et ce par dérogation expresse à l'article 1724 du Code Civil.

ARTICLE 13 - DROIT DE VISITE

Le Preneur devra laisser visiter les lieux loués pour la location, de neuf heures à douze heures et de quatorze heures à dix huit heures les jours ouvrables, pendant les six mois qui précéderont l'expiration du Bail ou pendant la période de préavis, et souffrir l'apposition d'un panneau de commercialisation pendant la même période.

Le Preneur devra laisser le Bailleur ou ses représentants pénétrer dans les lieux toutes les fois qu'ils le jugeront nécessaire.

ARTICLE 14 - CONDITIONS GENERALES D'USAGE DES LIEUX LOUES

1. Le Preneur usera des lieux occupés en bon père de famille, conformément à leur destination, sans causer aucun trouble ou préjudice.

2.Le Preneur fera en sorte que son activité ne puisse nuire, ni à la jouissance paisible et utile des tiers, ni à la sécurité ou à la santé publique. Il prendra notamment toutes dispositions pour éviter toute forme de pollution et observer en permanence la réglementation y afférente.

3.Le Preneur devra garnir ses locaux pendant toute la durée du Bail, de biens lui appartenant en quantité et valeur suffisantes, pour répondre en tout temps de l'exécution de toutes ses obligations.

4.Le Preneur ne pourra édifier aucune construction ou installation, ni effectuer d'aménagement sur les parties communes, même celles qui lui seraient affectées à titre privatif.

5.Quand il n'existe pas sur l'opération de service collectif, communal ou non, d'enlèvement des ordures ou déchets, ou lorsque le volume et la nature de ces ordures ou déchets nécessitent un système individuel, le Preneur devra en assurer l'enlèvement à ses frais. Il pourra en particulier utiliser le stockage dans des bennes, à condition que celles-ci soient entreposées à l'intérieur de ses locaux ou, à défaut, à des emplacements extérieurs qui lui seront indiqués par les représentants du Bailleur ; dans ce dernier cas, le Preneur devra obligatoirement couvrir ces bennes d'une bâche ou d'un filet, et assurer le bon entretien des abords.

6.Le Preneur ne pourra encombrer les parties communes, ni y laisser séjourner quoi que ce soit, notamment matériaux, emballages, résidus d'exploitation.

7.Tout projet d'installation d'enseigne devra recevoir, avant exécution, l'agrément du Bailleur et respecter la réglementation générale en vigueur et les dispositions particulières à l'immeuble ou à la zone concernée. Le Preneur demeurera responsable des accidents que la pose de la présence de ces enseignes pourrait occasionner et fera son affaire personnelle de toute autorisation administrative nécessaire.

8.Le Preneur fera son affaire personnelle de l'antiparasitage et de l'insonorisation de ses matériels.

9.Il devra en outre se conformer à tous les règlements actuels et futurs de l'immeuble et aux usages et respecter les prescriptions du règlement de copropriété ou de jouissance, ainsi que tout règlement intérieur, tout règlement ou statuts d'association syndicale régissant l'immeuble etc.

10.Le Preneur souscrira, pour ses locaux, tous contrats nécessaires à la fourniture de l'eau, du gaz, de l'électricité, du téléphone, ...Il paiera tous frais, acquittera toutes factures afférentes à ces prestations et se prêtera à toute vérification des agents des Services concédés.

11.Le Preneur utilisera les réseaux en respectant rigoureusement leur puissance ou capacité initialement prévues.

12. Le Preneur sera toujours responsable de la conformité de ses locaux, en considération notamment de la réglementation du travail, ainsi que, s'il y a lieu, de celle afférente aux établissements recevant du public.

13. Il s'engage à faire vérifier, selon les périodicités d'usage et avant tout début d'exploitation, ses installations techniques et électriques par tout organisme agréé de son choix.

14. Les procès verbaux des organismes précités, ainsi que l'état des travaux réalisés ensuite et que le Preneur s'engage à faire exécuter, seront transmis au Bailleur.

15. Le Preneur s'engage à respecter toutes prescriptions relatives aux accès, stationnement et circulation des véhicules autour des locaux présentement loués, le stationnement de véhicules étant rigoureusement interdit hors des aires prévues à cet effet.

16. Le Preneur acquittera ses contributions personnelles mobilières, la taxe professionnelle, les taxes locatives existantes ou à créer, et plus généralement toutes taxes et contributions de toute nature le concernant personnellement, ou relatives aux lieux loués, ou à son commerce, sans que le bailleur puisse être recherché ou inquiété à ce sujet.

17.Le Preneur supportera toutes les charges de ville et de police et se soumettra à tous les règlements en vigueur, en ce qui concerne notamment l'environnement, la voirie, l'hygiène, les conditions de travail, de sorte que le Bailleur ne puisse être ni inquiété, ni recherché.

18. Le Preneur devra faire son affaire personnelle du gardiennage et de la surveillance des lieux sui lui sont loués.

ARTICLE 15 - CONTRIBUTIONS ET CHARGES

Le Preneur remboursera au Bailleur proportionnellement à la surface et / ou aux tantièmes qu'il occupe dans l'immeuble, toutes les charges afférentes aux lieux loués, quelle que soit leur nature, de telle sorte que le loyer soit net de toutes charges pour le Bailleur.

Ces charges comprendront notamment les frais d'entretien / de conservation / de réparation des parties communes de l'immeuble, les frais d'entretien / de réparation / de remplacement des équipements de toute nature faisant partie de l'immeuble, les dépenses d'électricité générées par lesdits équipements, les dépenses d'électricité / d'eau / de chauffage afférentes aux parties communes, les honoraires d'administration ou de gérance de l'immeuble.

Il est précisé que l'énumération susvisée est donnée à titre indicatif, et ne saurait par conséquent constituer une liste exhaustive des obligations du Preneur pour le remboursement des charges.

La provision annuelle pour paiement de ces charges est fixée ci-après au chapitre II-7 des présentes, et devra être payée par le Preneur en même temps et selon les mêmes modalités que le loyer. Cette provision pourra être modifiée à tout moment, même en cours d'exercice. Cette provision sera réajustée chaque année en fonction des dépenses réelles de l'année antérieure. Le Bailleur établira un relevé annuel de ces charges et tiendra compte, après la clôture de l'exercice, lors de la première quittance du moins ou du trop perçu.

En outre, le Preneur supportera la taxe d'enlèvement des ordures ménagères, la taxe d'écoulement à l'égout, la taxe de balayage, la taxe foncière, la taxe annuelle sur les bureaux s'il y a lieu, toutes nouvelles contributions, taxes municipales ou autres et augmentations d'impôts pouvant être créées de quelque nature et sous quelque dénomination que ce soit et remboursera au Bailleur les sommes qui pourraient être avancées par lui à ce sujet. La provision annuelle pour paiement de la taxe foncière est fixée ci-après au chapitre II-7 des présentes, et devra être payée par le Preneur en même temps et selon les mêmes modalités que le loyer.

ARTICLE 16 –PLAN DE PREVENTION DES RISQUES NATURELS PREVISIBLES

Sont ici rappelées les dispositions de l'article L 125-5 du Code de l'environnement :

« I. - Les acquéreurs ou locataires de biens immobiliers situés dans des zones couvertes par un plan de prévention des risques technologiques ou par un plan de prévention des risques naturels prévisibles, prescrit ou approuvé, ou dans des zones de sismicité définies par décret en Conseil d'Etat, sont informés par le vendeur ou le bailleur de l'existence des risques visés par ce plan ou ce décret.

Un état des risques fondé sur les informations mises à disposition par le préfet est annexé à toute promesse unilatérale de vente ou d'achat et à tout contrat réalisant ou constatant la vente.

II. - Pour les locataires de biens immobiliers situés dans les zones mentionnées au I, l'état des risques prévu au I est annexé aux contrats de location écrits constatant l'entrée dans les lieux du nouveau locataire.

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III. - Le préfet arrête la liste des communes dans lesquelles les dispositions du I et du II sont applicables ainsi que, pour chaque commune concernée, la liste des risques et des documents à prendre en compte.

IV. - Lorsqu'un immeuble bâti a subi un sinistre ayant donné lieu au versement d'une indemnité en application de l'article L. 125-2 ou de l'article L. 128-2 du code des assurances, le vendeur ou le bailleur de l'immeuble est tenu d'informer par écrit l'acquéreur ou le locataire de tout sinistre survenu pendant la période où il a été propriétaire de l'immeuble ou dont il a été lui-même informé en application des présentes dispositions. En cas de vente de l'immeuble, cette information est mentionnée dans l'acte authentique constatant la réalisation de la vente.

V. - En cas de non-respect des dispositions du présent article, l'acquéreur ou le locataire peut poursuivre la résolution du contrat ou demander au juge une diminution du prix.

VI. - Un décret en Conseil d'Etat fixe les conditions d'application du présent article. »

L'arrêté préfectoral prévu à l'article L.125-5 III du Code de l'Environnement et portant désignation de GRIGNY en qualité de commune exposée aux risques technologiques et naturels majeurs et fixant les modalités d'information des acquéreurs de biens immobiliers concernant les risques précités est intervenu le 3 févier 2006 sous le numéro 0049.

Etat des risques (L. 125-5 I du Code de l'Environnement)

Les informations mises à disposition par le préfet font mention que la commune de GRIGNY est située dans le périmètre d'un plan de prévention de risques naturels prévisibles approuvé aléa inondation par la Seine.

Le bien vendu n'est situé dans aucune zone de risques naturels prévisibles, technologiques et de sismicité.

Le bailleur déclare qu'il résulte de la consultation de la cartographie que le bien immobilier objet des présentes n'est pas inclus dans le périmètre de ce plan.

L'état des risques naturels et technologiques conforme à l'arrêté du 13 octobre 2005 pris en application de l'article R 125-26 du Code de l'Environnement est ci-annexé.

Le locataire prend acte de cette information et déclare vouloir en faire son affaire personnelle.

Il est précisé en outre que cet immeuble n'a pas subi de sinistre ayant donné lieu au versement d'une indemnité en application des articles L. 125-2 ou L. 128-2 du Code des assurances depuis que la Société BUROBOUTIC est propriétaire. D'autre part, la Société BUROBOUTIC n'a pas eu connaissance de tels sinistres survenus antérieurement.

ARTICLE 17- DIAGNOSTIC DE PERFORMANCE ENERGETIQUE

L'immeuble vendu entre dans le champ d'application du diagnostic de performance énergétique visé à l'article L. 134-1 du Code de la construction et de l'habitation.

En conséquence est ci-annexé un diagnostic de performance énergétique datant de moins de dix ans établi par le cabinet ALPHA'DIAGNOSTIC 1015 avenue du Maréchal Juin 77000 MELUN, expert répondant aux diverses exigences posées par les articles L. 271-6 et R. 271-1 et 271-2 du Code de la construction et de l'habitation, ainsi qu'il résulte de l'attestation remise par cet expert , conformément à l'article R. 271-3 de ce même Code. Une copie de cette attestation est ci-annexée.

Le bailleur déclare que depuis l'établissement de ce diagnostic (ou " de ce document ") aucune modification du bâtiment ou des équipements collectifs concernés de nature à affecter la validité de ce diagnostic n'est, à sa connaissance, intervenue.

Il est rappelé au locataire qu'aux termes de l'article L. 271-4-II in fine du Code de la construction et de l'habitation, il ne peut se prévaloir à l'encontre du bailleur des informations contenues dans le diagnostic de performance énergétique, qui n'a qu'une valeur informative.

ARTICLE 18 - TOLERANCES / CLAUSES DU BAIL

Toute tolérance de la part du Bailleur ne pourra être considérée comme apportant une modification ou suppression des conditions du présent Bail, ni devenir génératrice d'un droit quelconque, le Bailleur pouvant y mettre fin de son seul gré à tout moment.

Aucune des clauses ne pourra être considérée comme comminatoire ou comme simple clause de style, les Parties déclarant les avoir toutes bien examinées et en avoir parfaitement compris le sens et la portée de sorte qu'elles devront toutes recevoir leur pleine et entière exécution, sans quoi le présent Bail n'eut pas été conclu.

CHAPITRE II : CONDITIONS PARTICULIERES

1 - DESIGNATION

Un immeuble indépendant, à usage d'ateliers et de bureaux sis 3 rue Olympe de Gouges (anciennement 13 rue Condorcet) – ZAC des Radars, 91350 GRIGNY, d'une superficie SHON totale de 2.200 m² environ se décomposant comme suit :

1.763 m² d'ateliers
437 m² de bureaux et locaux sociaux,

Le tout, édifié sur un terrain figurant au cadastre sous la section AT n° 110, d'une contenance de 3.575 m², sur lequel des emplacements de parkings et une rampe de déchargement ont été aménagés.

2- DUREE

Neuf années entières avec renonciation à la faculté de résilier au terme des deux premières périodes triennales

3- DATES DE REFERENCE

Date d'effet du Bail : 30 décembre 2008

Date de mise à disposition des locaux : 30 décembre 2008

- Date d'expiration du bail : 29 décembre 2017

4- DESTINATION

Locaux mixtes à usage d'ateliers et de bureaux pour l'exercice de l'activité du Preneur, soit :

Imprimerie et industrie d'arts graphiques

5- REGIME FISCAL

Taxe sur la valeur ajoutée (19,60 %)

6- LOYER ANNUEL DE BASE

Loyer annuel de base hors charges et hors taxes : **190.000 € (cent quatre vingt dix mille euros HT)**

7- PROVISION ANNUELLE SUR CHARGES ET TAXE FONCIERE

- Provision annuelle sur charges et taxes : 24.000 € HT (Vingt quatre mille euros HT)

8- MODALITES DE PAIEMENT

- Périodicité de paiement : trimestriel à échoir

- Date de paiement du premier terme de loyer : à la prise d'effet du bail

- Date de paiement du premier terme de charges : à la prise d'effet du bail

9- INDICE DE REFERENCE

INSEE du coût de la construction
du 2ème trimestre 2008 (1562)

10- DEPOT DE GARANTIE

3 mois de loyer HT, soit 47.500 € (quarante sept mille cinq cents euros)

11- GARANTIE A PREMIERE DEMANDE

18 mois de loyer HT, soit 285.000 € (Deux cent quatre vingt cinq mille euros)

Conformément aux conditions prévues au chapitre I – 8 des présentes, le montant de la garantie à première demande sera ramené à douze (12) mois de loyer HT indexé au titre de la deuxième période triennale et six (6) mois de loyer HT indexé au titre de la troisième période triennale :

sous la condition expresse que le Preneur ait respecté toutes les obligations auquel il est tenu dans le présent bail, notamment en ce qui concerne le paiement régulier et intégral de ses loyers et charges sans qu'aucune mise en demeure ne lui ait été notifiée,

et sous réserve que les fonds propres consolidés de la société TAAG et de la société mère de la société TAAG atteignent un montant global minimum de 1.300.000 € au 31.12.2011 et au 31.12.2014.

La BANQUE POPULAIRE LORRAINE CHAMPAGNE dont le siège est 3 rue François de Curel 51021 METZ a délivré une garantie à première demande le 23 décembre 2008 qui a été transmise à la Société TAAG par mail le 29 décembre 2008.

Le PRENEUR s'oblige à remettre au BAILLEUR l'original de ladite garantie dans les huit jours de sa réception.

Sont demeurés ci-annexés la copie de ladite garantie à première demande et du mail de transmission.

12 – CAUTIONNEMENT DE LA MAISON-MERE

La Société **FIMMOTAAG,** maison-mère du Preneur, représentée par Monsieur Mario VENDEMIATI et Monsieur Patrice CHAMBIN, sus-nommés,

se porte caution solidaire et indivisible, en renonçant expressément au bénéfice de discussion et de division, ainsi qu'aux dispositions de l'article 2037 du code civil, pour le paiement des loyers, charges et accessoires ainsi que toutes sommes pouvant être dues au cours de l'exécution du Bail.

Elle intervient aux présentes en qualité de caution et reçoit à ce titre une expédition du bail dont elle reconnaît avoir pris connaissance dans toutes ses dispositions.

Cet engagement de caution sera résilié de plein droit en cas de cession des titres de la Société TAAG par la Société FIMMOTAAG et l'acquéreur des titres de la Société TAAG se substituera à la Société FIMMOTAAG comme caution de l'exécution de l'intégralité des clauses de paiement du présent bail commercial, ce que le Bailleur reconnait et accepte.

13- CONVENTION D'OCCUPATION PRIVATIVE DES PARCELLES DE TERRAIN CONTIGUËS

Le Preneur reconnaît être informé que :

par acte sous seing privé en date du 8 novembre 2000, dont une copie est annexée aux présentes, la Commune de GRIGNY a consenti à la SCI IMMOTAAG (devenue FIMMOTAAG) une convention d'occupation privative portant sur une parcelle de terrain cadastrée section AT n° 109 pour partie, d'une superficie de 610 m² ; la durée de cette convention est de 12 ans expirant le 7 novembre 2012 et le montant de l'indemnité d'occupation est symbolique (0,15 €),

par lettre en date du 23 juillet 2003, dont une copie est annexée aux présentes, la Commune de GRIGNY a consenti, sans limitation de durée, à la société TAAG (qui occupait déjà les lieux), une jouissance privative gratuite d'une bande de terrain supplémentaire de 4 m de large sur toute la longueur de la parcelle objet de la convention d'occupation privative ci-dessus,

ces deux parcelles de terrain ont été aménagées en parkings et voie de desserte de l'immeuble objet des présentes ; elles sont contiguës au terrain inclus dans la désignation des présentes, les trois terrains étant réunis et clos, avec fermeture par portail automatique,

par lettre en date du 22 décembre 2008, dont une copie est annexée aux présentes, la Commune de GRIGNY a transféré le bénéfice de la convention du 08.11.2000 et de l'accord du 23.07.2003 au profit du Bailleur.

Conformément aux termes de la lettre du 22.12.08 précitée, le Bailleur autorise le Preneur à se substituer dans le bénéfice de cette convention. Le Preneur s'engage à respecter l'obligation d'entretien et de réparations éventuelles prévues à l'article 5 de ladite convention. Il s'engage par ailleurs à assurer les lieux et à en justifier auprès du Bailleur.

Le bénéfice de cette substitution au profit du Preneur prendra fin à l'expiration, ou la résiliation quelle qu'en soit la cause, du présent bail ainsi que par la résiliation de ladite convention.

Le Preneur renonce à tous recours contre le Bailleur en cas de résiliation de ladite convention ou de remise en cause des accords du 23.07.2003 par la Commune de Grigny pendant la durée du présent bail ou de son (ses) renouvellement(s) sans pouvoir exiger du Bailleur aucune réparation ni remise en état de quelque nature ou de quelque importance que ce soit, y compris celles imposées par l'autorité administrative.

Dans une telle hypothèse, le Preneur s'engage à faire son affaire personnelle, à ses frais exclusifs, de la réalisation des travaux de clôture et de fermeture du terrain inclus dans la désignation des présentes ainsi que d'éventuels autres travaux de remise en état quelle que soit leur nature.

Le Bailleur s'engage à ne pas demander la résiliation de la convention pendant la durée du bail.

14- ACQUISITION EVENTUELLE DES PARCELLES DE TERRAIN CONTIGUËS PAR LE BAILLEUR

Dans l'hypothèse où le Bailleur deviendrait propriétaire des parcelles de terrain objet de la convention du 08.11.2000 et de la lettre du 23.07.2003 mentionnées au chapitre II – 13 des présentes, le Preneur accepte d'ores et déjà de les intégrer dans la désignation du présent bail, sans qu'il puisse le refuser.

Dans une telle hypothèse, le loyer du présent bail serait augmenté d'une somme égale à 10 % HT du prix d'acquisition du terrain (hors frais d'acte) avec prise d'effet à la date de signature de l'acte d'acquisition par le Bailleur. Le Bailleur remettra au Preneur, à titre de justificatif, une attestation de propriété avec prix ; il s'engage à informer le Preneur du projet d'acquisition dès qu'il en aura connaissance et, en tout état de cause, au plus tard dans les huit jours de la signature de la promesse de vente ou de tout acte par lequel il s'engage à acheter lesdites parcelles.

15- PRISE EN CHARGE TEMPORAIRE DE L'ARTICLE 606 DU CODE CIVIL PAR LE PRENEUR

Ainsi qu'il est dit dans l'exposé en préambule des présentes, la Société FIMMOTAAG, est à l'origine de la construction de l'immeuble objet des présentes et n'a pu transmettre d'assurance dommages ouvrage au Bailleur, devenu propriétaire dudit immeuble.

Le Preneur, en sa qualité de filiale de la Société FIMMOTAAG, reconnaît être informé de cette situation et accepte, par dérogation à l'article 12 du chapitre I des présentes, de prendre en charge les grosses réparations visées à l'article 606 du Code Civil jusqu'à l'extinction de la garantie décennale soit jusqu'au 31 août 2010.

Passé cette date, les grosses réparations visées à l'article 606 du Code Civil deviendront à la charge du Bailleur conformément aux dispositions de l'article 12 du chapitre I des présentes.

- FRAIS

Le Preneur paiera tous les frais des présentes, honoraires, état des lieux de sortie, droits de timbre et d'enregistrement, ainsi que tous ceux qui en seraient la suite ou la conséquence.

DECLARATION DU BAILLEUR et du PRENEUR

Les représentantsdes sociétés BAILLEUR et PRENEUR déclarent:

- que la société est une société française et a son siège social en France ;
- que la société n'a fait l'objet d'aucune action en nullité et ne se trouve pas en état de dissolution anticipée ;
- que le mandataire social ne se trouve pas frappé d'incapacité légale d'exercer ses fonctions ;
- que la société n'est pas en état de cessation de paiement et n'a jamais été soumise à une procédure de conciliation, de redressement judiciaire, liquidation judiciaire ou sauvegarde de l'entreprise.

- ELECTION DE DOMICILE

Pour l'exécution des présentes, les Parties font élection de domicile :

- le Bailleur en son siège social ;
- le Preneur dans les lieux loués.

- ATTRIBUTION DE COMPETENCE

Par ailleurs, les Parties donnent compétence exclusive et conventionnelle aux tribunaux du lieu de situation des locaux loués, même en cas de changement de leur siège social pour les litiges relevant de l'interprétation ou de l'application des présentes.

Mention légale d'information

Conformément à la loi « Informatique et Libertés » du 6 janvier 1978 modifiée, l'office notarial dispose d'un traitement informatique pour l'accomplissement des activités notariales, notamment de formalités d'actes. A cette fin, l'office est amené à enregistrer des données vous concernant et à les transmettre à certaines administrations. Vous pouvez exercer vos droits d'accès et de rectification aux données vous concernant auprès du Correspondant " Informatique et Libertés " désigné par l'office : cpd-adsn@notaires.fr.

DONT ACTE sur 26 pages.

La lecture du présent acte a été donnée aux parties et les signatures de celles-ci sur ledit acte, ont été recueillies par Monsieur Didier GAYET, Principal Clerc de Notaire habilité a cet effet et assermenté par acte déposé au rang des minutes de l'Office Notarial dénommé en tête des présentes, qui à également signé.

Fait et passé au siège de l'office notarial dénommé en tête des présentes.

A la date sus indiquée.

Et, après lecture faite, ledit Clerc de notaire, habilité à cet effet, a recueilli les signatures, puis signé.

Et le notaire a signé le même jour.

Les parties approuvent :	:	Paraphes
Renvois : néant	:	
Mots rayés nuls : néant	:	
Chiffres rayés nuls : néant	:	
Lignes rayées nulles : néant	:	

Il y a lieu, le cas échéant, de réincorporer dans le corps du présent acte, le texte du ou des renvois suivants, spécialement approuvés qui ne forment qu'un tout avec lui